                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Amendment No. 3 to Form S-4, No. 333-101330) of URS Corporation for the registration of $200,000,000 of its 11 1/2% Senior Notes due 2009 and to the incorporation therein of our report dated July 25, 2002, with respect to the consolidated financial statements of EG&G Technical Services, Inc. and Subsidiary as of December 28, 2001 and for the year then ended included in URS Corporation's current report on Form 8-K/A filed on November 5, 2002, with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


March 18, 2003

McLean, Virginia